SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2006

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements.

On February 13, 2006, the Company entered into Amended and Restated Employment and Non-Compete Agreements with its five executive officers.

Following is a summary of certain material terms of these agreements. The agreements are attached as exhibits to this Form 8-K.

The employment and non-compete agreements entered into with our executive officers were entered into on February 13, 2006 (superseding the earlier agreements dated June 16, 2004) and are substantially identical in the following respects.

The agreements are only operative in the event of a Change in Control (as defined below). The agreements do not create an employment agreement between the Company and any executive officer providing for employment for any period of time prior to a Change in Control. All of our executive officers can be terminated at the will of the Company at any time prior to a Change in Control with or without Cause (as defined below). The agreements all have a two (2) year term and shall automatically renew for successive two (2) year terms, provided that at any time prior to any such renewal, the Company’s Compensation and Stock Incentive Committee has discretion to terminate the automatic renewal provision. “Change in Control” is defined under the agreements to mean the earlier to occur of (a) ten (10) days following the closing of a tender offer for the Company’s stock or (b) the closing of a merger or similar transaction (“Transaction”) of the Company and any other entity; provided, however, a Transaction the result of which is the stockholders of the Company’s voting securities immediately prior to the Transaction own, directly or indirectly in substantially the same proportion, at least 60% of the voting securities of the survivor of such Transaction immediately following such Transaction shall not be a Change in Control.

There are no other agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

In the event of a Change in Control during the term of the agreements and provided that the executive officer is employed by the Company when the Change in Control occurs, the Company must pay to the executive officer a certain Change in Control Fee in the amount described below. Each agreement specifies an “Extension Period” for a certain number of months, also as described below, during which the executive officer shall receive a monthly payment equal to one-twelfth of the sum of (a) the executive officer’s then-current annual base salary (excluding any incentive or bonus), and (b) the amount of any cash bonus awarded to the executive officer for the then-most recently concluded fiscal year of the Company (the “Monthly Amount”). The agreements for the Chief Executive Officer and the Executive Vice President provide that for purposes of calculating the Monthly Amount, the executive officer’s cash bonus shall be deemed to be not less than 75% and not greater than 125% of the average cash bonus awarded to the executive officer for the then most recently concluded fiscal year of the Company and the preceding two fiscal years. The executive officer shall also be entitled to health, welfare and certain fringe benefits no less favorable than those which he had prior to the Change in Control.

During the Extension Period, the executive officer agrees not to, directly or indirectly, engage in any capacity in the motorsports business or to assist any business that is in the motorsports business and that competes with the Company within a 100 mile radius of any of the Company’s facilities. The executive officer is also prohibited, during the Extension Period, from soliciting the Company’s customers and employees.

During the Extension Period, the executive officer shall continue as an employee. The Company is free to terminate the executive officer with or without Cause. If termination is without Cause, the Company shall continue to pay the Monthly Amount for the Extension Period. If the termination is for Cause, the Company shall continue to pay one-half of the Monthly Amount since the agreement allocates 50% of the Monthly Amount post-termination to severance and 50% is paid in consideration of the executive officer’s non-compete covenants. “Cause” is defined under the agreement to mean a unanimous determination by the Board of Directors that the executive officer has been convicted of a felony, has embezzled from or committed fraud against the Company, which embezzlement or fraud has a material adverse financial impact on the Company or gross insubordination which has continued after written notice of such from the Board of Directors which determination is upheld by a final, non-appealable arbitration award.

The executive officer shall be entitled to continue receiving the Monthly Amount during the Extension Period if he voluntarily terminates his employment for “Good Reason.” Good Reason is defined under the agreements to mean a (i) reduction in title, responsibilities, administrative support or support services, (ii) relocation of executive officer’s office, (iii) travel at a level that exceeds the travel requirements before the Change in Control, (iv) any breach by the Company of its obligations under the agreement, (v) any breach by the purchaser under a merger or acquisition agreement pursuant to which the Change in Control takes place relating to employee benefits or directors’ and officers’ insurance or indemnification provisions, or (vi) any reason whatsoever two months after the Change in Control.

Upon termination of the executive officer’s employment, he shall also be entitled to receive a pension benefit calculated on the Monthly Amount for the remainder of the Extension Period equal to the amount which he would have received under the Company’s retirement program had he remained an employee eligible to participate in the retirement program, which benefit will be paid in a lump sum using actuarial assumptions under the retirement program and the discount rate which would be utilized for purposes of funding a plan termination.

To the extent that any of the payments or benefits due to the executive officer constitute an excess “parachute payment” under the Internal Revenue Code and result in the imposition of an excise tax, the agreement requires that the executive be paid the amount of such excise tax by the Company plus any additional amounts necessary to place the executive officer in the same after-tax position as he would have been had no excise tax been imposed.

The executive officers individual agreements provide for the following: Denis McGlynn, President and Chief Executive Officer–$500,000 Change in Control Fee and 60 Month Extension Period. Mr. McGlynn’s agreement also requires that for a 24 month period following a Change in Control he will provide certain assistance to the Company with respect to legislative matters within the State of Delaware. Jerome T. Miraglia, Executive Vice President–$200,000 Change in Control Fee and 24 Month Extension Period. Patrick J. Bagley, Senior Vice President-Finance and Chief Financial Office–$250,000 Change in Control Fee and 24 Month Extension Period. Klaus M. Belohoubek, Senior Vice President-General Counsel and Secretary–$250,000 Change in Control Fee and 24 Month Extension Period. Mr. Belohoubek’s agreement also requires that the Company provide him with certain accommodations relative to office space and office equipment through January 2008. Thomas G. Wintermantel, Treasurer–$175,000 Change in Control Fee and 24 month Extension Period.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Denis McGlynn dated February 13, 2006.

10.2 Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Jerome T. Miraglia dated February 13, 2006.

10.3 Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Patrick J. Bagley dated February 13, 2006.

10.4 Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Klaus M. Belohoubek dated February 13, 2006.

10.5 Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Thomas G. Wintermantel dated February 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: February 17, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Denis McGlynn dated February 13, 2006.

10.2	Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Jerome T. Miraglia dated February 13, 2006.

10.3	Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Patrick J. Bagley dated February 13, 2006.

10.4	Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Klaus M. Belohoubek dated February 13, 2006.

10.5	Amended and Restated Employment and Non-Compete Agreement between Dover Motorsports, Inc. and Thomas G. Wintermantel dated February 13, 2006.